CONSULTING AGREEMENT

This consulting agreement entered into this 30th day of April, 2012 between Rapid Fire Marketing, a Nevada Company (the "Company"), with its principal place of business at 1802 N. Carson Street, Carson City NV 89701and Cheryl Shuman, residing at 2777 Coldwater Canyon Drive, Beverly Hills, CA 90210 (the "Consultant").

RECITALS

The Consultant has had substantial experience in the field(s) of celebrity, media, marketing and public relations including product placement and spokesperson. Consultant desires to provide certain advisory and consulting services to the Company and the Company desires to accept such advisory and consulting services, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

1. **Retention as Consultant; Effectiveness of Agreement.** Effective as of the April 30, 2012 (such date, the "Commencement Date"), the Company shall retain the services of the Consultant, and the Consultant agrees to render services to the Company, upon the terms and conditions hereinafter set forth.

2. **Term.** The retention of the Consultant hereunder shall commence on the Commencement Date and terminate on April 30, 2013 unless sooner terminated pursuant to the provisions hereof. Such period is hereinafter referred to as the "Consulting Period."

3. **Duties.** During the Consulting Period, the Consultant shall personally render to the Company such advisory and consultative services as the Company may reasonably request and perform such other duties as may be reasonably requested by the Company. The Consultant shall perform such services as an independent contractor to, and not as an employee or agent of the Company, and shall use his/her best efforts to deal effectively with all matters submitted to him/her by the Company. The Consultant shall not have any authority to bind the Company or make any decisions with respect to any matter as to which he/she renders such services or as to any other matter. The Consultant hereby acknowledges and agrees that the Company shall have the right to identify the Consultant as a consultant and promote his/her association with the Company to third parties in any medium.

4. **Time to be Devoted to Consulting Duties** The Consultant shall devote the time necessary and reasonable during the Consulting Period to such duties and responsibilities referred to in Section 3 to be performed at the offices of the Company or other location(s) as needed. The Consultant hereby represents and warrants that the performance of all the terms of this Agreement and retention by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by the Consultant in confidence or in trust prior to retention of the Consultant by the Company, or any other agreement. The Consultant further severally represents and warrants that he/she has not entered into, and covenants that he/she shall not enter into, any agreement, written or oral, in conflict herewith.

5. **Compensation; Reimbursement.** During the Consulting Period, the Company shall pay to the Consultant a fee of $10,000 cash per month, and $10,000 in stock warrants payable on the 1st of the month for services rendered pursuant to Section 3. During the Consulting Period, the Company shall reimburse the Consultant, in advance in accordance with the practice from time to time for consultants of the Company, for all reasonable and necessary traveling expenses and other disbursements incurred by the Consultant, as authorized by an officer with authority to make requests of the Consultant, for or on behalf of the Company in the performance of the Consultant's duties hereunder upon presentation by the Consultant of appropriate vouchers or receipts therefor.

6. **Termination.**
Upon the termination of this Agreement, neither the Consultant nor the Consultant's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company arising out of this Agreement, except the right to receive, within 10 days of the Termination Date: the unpaid portion of

accrued and unpaid fees provided for in Section 5(a) to the Termination Date; and Reimbursement for any expenses for which the Consultant shall not have theretofore been reimbursed, as provided in Section 5(b). Either the Consultant or the Company may terminate this agreement without cause with 30 days notice in writing to the other party. Upon termination, the Consultant agree to work through the termination date in accordance with this agreement and the Company agrees to pay all fess owed through termination date, by the date of termination. After termination date, neither Company nor Consultant are bound with the obligations of this agreement. The Consultant's obligations under Sections 7, 8 and 9 of this Agreement shall survive the termination of this Agreement.

7. **Disclosure of Information; Return of Information.**
Both during and after the termination of Consultant's duties, Consultant agrees to preserve and protect the confidentiality of the Confidential Information (as defined herein) in all its physical forms, whether disclosed to him/her before or after this Agreement is signed. In addition, Consultant agrees not to (i) disclose or disseminate Confidential Information to anyone, including Company employees who lack a need to know and or (ii) use Confidential Information for him or any third party's benefit.
For purposes of this Agreement, "Confidential Information" shall mean all trade secrets and confidential and proprietary information relating to the Company, including, without limitation: (i) supplier and customer lists, supplier and customer-specific information, user lists, vendor lists and content provider lists; (ii) planning data and selling and marketing strategies; (iii) product and process designs, formulas, processes, plans, drawings, concepts, techniques, systems, strategies, software programs and works of authorship; (iv) manufacturing and operating methods; (v) research and development data and materials, including those related to the research and development of products, materials or manufacturing and other processes; (vi) financial and accounting information, financial and accounting records, pricing information, projects, budgets, projections and forecasts; (vii) all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, databases, algorithms, computer programs and other software, know-how, trade secrets, proprietary processes and formulae, inventions, trade dress, logos, design and all documentation and media constituting, describing or relating to the above; and (viii) other information with respect to the Company, which, if divulged to the Company's competitors, could impair the Company's ability to compete in the marketplace.
Upon termination of this Consulting Agreement or at the request of the Company before termination, the Consultant shall deliver to the Company all written and tangible material in his/her possession incorporating the Confidential Information or otherwise relating to the Company.

8. **Assignment of Developments.**
If at any time or times during his/her term as a consultant of the Company, Consultant shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work-of-authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (ii) results from tasks assigned to him, her or it by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Consultant shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights Consultant may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company. In addition, the Consultant covenants and agrees to disclose to the Chief Executive Officer of the Company any Developments developed or created by the Consultant during the term of this Agreement, whether or not such Development relates to the business being conducted by the Company at the time of development or creation of such Development.
The Consultant hereby expressly acknowledges and agrees that any Development developed or created by the Consultant during the term of this Agreement which (i) relates to the business of the Company or any

customer of or supplier to the Company or any of the products or services being developed, manufactured, sold or provided by the Company or which may be used in relation therewith, (ii) results from tasks assigned to him, her or it by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, in each case shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. § 101). Each such Development as well as all copies of such Development in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

Upon disclosure of each Development to the Company, Consultant will, for so long as Consultant is a consultant to the Company and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks, service marks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyrights, trademarks, service marks or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure his/her signature on any letters patent, copyrights, trademarks, service marks or other analogous protection relating to a Development, whether because of his physical or mental incapacity (as applicable) or for any other reason whatsoever, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in Consultant's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of any such letters patent, copyrights, trademarks, service marks and other analogous protection thereon with the same legal force and effect as if executed by Consultant.

9. **Non-Solicitation/Non-Circumvent**. For a period of one (1) year following the date of termination of this Agreement for any reason (the "Non-Solicitation Period"), the Consultant will not, directly or indirectly, take any of the following actions, and, to the extent the Consultant directly or indirectly owns, manages, operates, controls, is employed by or participates in the ownership, management, operation or control of, or is connected in any manner with, any business of the type and character engaged in and competitive with that conducted by the Company during the Non-Solicitation Period, the Consultant will use his/her best efforts to ensure that such business does not take any of the following actions: persuade or attempt to persuade any client of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company; persuade or attempt to persuade any potential client to which the Company has made a presentation, or with which the Company has been having discussions, not to hire the Company; solicit for himself or any person in competition with the Company the business of any person which is a supplier or vendor of the Company, or was its supplier or vendor within six (6) months prior to the termination of this Agreement; or persuade or attempt to persuade any employee or consultant of the Company or any individual who was its employee or consultant during the one (1) year prior to the termination of this Agreement, to leave the Company's employ or to become employed by or a consultant to any person other than the Company

10. **Indemnification by Consultant.** The Consultant shall indemnify, save and hold the Company harmless, from, against, for and in respect of any damages, losses, obligations, liabilities, claims, actions or causes of action sustained or suffered by the Company arising from the actions of the Consultant.

11. **Entire Agreement; Amendments.** This Agreement and the other agreements referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings between the parties with respect thereto. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

12. **Descriptive Headings.** Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

13. **Notices**. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, electronically, telecopied, sent by nationally-recognized overnight courier or sent by certified mail, postage prepaid, return receipt requested, addressed as set forth on the signature page of this Agreement, or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, (ii) on the business day after dispatch if sent by nationally-recognized, overnight courier and (iii) on receipt, if sent by mail.

14. **Counterparts**. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15. **Governing Law**. This Agreement is declared to have been made and entered into in the State of California and shall be subject to and governed by the laws of the State of California (without giving effect to any conflicts of law principles).

16. **Benefits of Agreement**. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Consultant without the prior written consent of the Company.

17. **Waiver of Breach**. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

18. **Severability**. In the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19. **Remedies**. The Consultant acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement may cause the Company irreparable harm. In the event of a breach or threatened breach by the Consultant of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date first above written

Company: Rapid Fire Marketing, Inc.

By:
Name: Thomas Allinder
Title: CEO

Address for notice to the Company:
1802 N. Carson Street
Carson City, NV 89701

Attention: Thomas Allinder

Facsimile: 336-217-8814
email: tom@rapid-fire-marketing.com

with a copy to:
____
____
____
____
Attention: ____________

Facsimile: ____________
email:

CONSULTANT:

Cheryl Shuman
Name:

Cheryl 5/10/12 11:16 AM
Formatted: Left

Address for notice to the Consultant:
if to the Consultant, to him at:
Cheryl Shuman
2777 Coldwater Canyon Drive
Beverly Hills, CA 90210
Attention: ____________

Facsimile: ____________
email: CherylShuman@gmail.com

EXHIBIT A
Payment Schedule

Payments to be made through wire transfer on the 1st day of the month payment is due.

Payments shall be deemed received upon verification of the wire transfer, or upon receipt of cash.

Accepted and received, by ____________, Consultant and __________, Company
On the April 24, 2012.

Warren Markowitz 4/26/12 1:38 PM
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